EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and in the related Prospectuses (if applicable):

Form	Registration Number	Date Filed

S-3ASR	333-249073	9/25/20
S-3ASR	333-237649	4/13/20
S-8	333-230556	3/28/19
S-8	333-220665	9/27/17
S-3ASR	333-220664	9/27/17
S-8	333-187703	4/3/13
S-8	333-186250	1/28/13
S-8	333-158573	4/14/09
S-8	333-155775	11/28/08
S-8	333-150043	4/2/08
S-8	333-142020	4/11/07
S-8	333-123808	4/4/05
S-8	333-114094	3/31/04
S-8	333-104084	3/28/03
S-8	333-93231	12/21/99
S-8	333-74963	3/24/99
S-8	333-23727	3/21/97
S-3	33-66614	7/27/93
S-3	33-40920	5/29/91
S-8	33-33724	3/2/90
S-3	33-32712	12/21/89
S-3	33-24660	3/16/89
S-3	33-24659	9/15/88
S-8	33-24658	9/15/88
of our reports dated January 27, 2022, with respect to the consolidated financial statements and schedule of McCormick & Company, Incorporated and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated for the year ended November 30, 2021.

/s/ Ernst & Young LLP
Baltimore, Maryland
January 27, 2022